RDD PHARMA LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2019, 9 Meters Biopharma, Inc. (formerly Innovate Biopharmaceuticals, Inc.) (the "Company") entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD, in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement (collectively, the "RDD Merger Agreement"). On April 30, 2020, the RDD Merger was consummated in accordance with the terms of the RDD Merger Agreement and all outstanding ordinary shares of RDD, nominal value of NIS 0.01 each, were converted into the right to receive shares of validly issued, fully paid and non-assessable shares of the Company's common stock. Additionally, each outstanding RDD stock option was converted into and became an option exercisable for the Company's common stock with the number and exercise price adjusted to be consistent with the merger consideration. Each outstanding RDD warrant was exercised or cancelled prior to the effective time of the RDD Merger. In connection with the RDD Merger, the Company changed its name to 9 Meters Biopharma, Inc.
On April 29, 2020, the Company entered into a securities purchase agreement with various investors (the “Private Placement”) pursuant to which the Company agreed to issue and sell to the investors units consisting of one share of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and one five-year warrant (the "Warrants") to purchase one share of Series A Preferred stock (the "Units"). On May 4, 2020, the Company closed the Private Placement with accredited investors pursuant to which the Company sold an aggregate of (i) 382,779 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into 38,277,900 shares of common stock, and (ii) five-year warrants to purchase up to 382,779 shares of Series A Preferred Stock, which are convertible into 38,277,900 shares of common stock (the “Financing”). The exercise price of the warrants is $58.94 per share of Series A Preferred Stock, subject to adjustments as provided under the terms of the warrants. In addition, broker warrants covering 8,112 Units and broker warrants covering 10,899 shares of Series A Preferred Stock, which are convertible into 2,712,300 shares of common stock, were issued in connection with the Financing. Gross proceeds from the Financing were approximately $22.6 million with net proceeds of approximately $19.2 million after deducting commissions and estimated offering costs.
The Financing diluted the Company’s stockholders and former RDD shareholders pro rata as the result of the issuance of additional Company shares. As of June 10, 2020, after giving effect to the Offer to Amend and Exercise, closing of the RDD Merger and the Financing, there were 96,251,342 shares of common stock outstanding and 382,779 shares of Series A Preferred Stock outstanding, which will be convertible into 38,277,900 shares of common stock. An aggregate of 10% of the shares of common stock issued to RDD was placed in escrow in accordance with an escrow agreement for a period of six months. The Series A Preferred Stock is not included in the calculation of diluted loss per share because the impact would be anti-dilutive.
On April 29, 2019 the Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”). On May 1, 2019, 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrant, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).
On February 12, 2020, the Company offered to amend outstanding warrants, including the Short-Term Warrants, to (i) shorten the exercise period to expire concurrently with the closing of the RDD Merger on April 30, 2020 and (ii) reduce the exercise price to $0.10 per share (the “Offer to Amend and Exercise”). On April 29, 2020, pursuant to the Offer to Amend and Exercise, warrants to purchase an aggregate of 12,230,418 shares of common stock were tendered, amended and exercised for aggregate gross proceeds of approximately $1.2 million. The total warrants exercised represent approximately 99% of the Company’s outstanding Original Warrants.

The following unaudited pro forma condensed combined financial statements give effect to the RDD Merger assuming it was completed on January 1, 2019 and January 1, 2020. The RDD Merger will be accounted for as an asset acquisition in accordance with ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). Under ASU 2017-01, for the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a purchase price, further described in Note 2 to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the RDD Merger are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the RDD Merger.

Pro Forma Information

The unaudited pro forma condensed combined balance sheets as of December 31, 2019 and March 31, 2020, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the RDD Merger took place on December 31, 2019 and combines the historical balance sheets of the Company and RDD as of December 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 assumes that the RDD Merger took place on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the RDD Merger took place on March 31, 2020 and combines the historical balance sheets of the Company and RDD as of March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 assumes that the RDD Merger took place on January 1, 2020 and combines the historical results of the Company and RDD. The historical financial statements of RDD are provided elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on estimates of fair value of assets acquired and liabilities assumed. Differences between these estimates and the final acquisition accounting could occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the RDD Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had 9 Meters and RDD been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited financial statements of the Company and RDD for the year ended December 31, 2019 and the unaudited condensed financial statements of the Company and RDD for the three months ended March 31, 2020 as included elsewhere in this Current Report on Form 8-K or the 9 Meters Biopharma Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2020.

Unaudited Pro Forma Condensed Combined Balance Sheets
March 31, 2020 (Unaudited)

	Historical 9 Meters	Historical RDD	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,668	$93	$19,217	C	$23,201
			1,223	D
Restricted deposit	75	—	—		75
Prepaid expenses and other current assets	488	12	—		500
Total current assets	3,231	105	20,440		23,776
Property and equipment, net	20	41	—		61
Right-of-use asset	29	—	—		29
Other assets	6	—	—		6
Total assets	$3,286	$146	$20,440		$23,872
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,076	$1,327	$—		$6,403
Accrued expenses	4,848	—	969	E	8,892
			3,075	E
Convertible note payable, net	4,303	—	—		4,303
Derivative liability	440	—	—		440
Warrant liabilities	1,059	—	(1,048)	D	11
Accrued interest	82	—	—		82
Lease liability, current portion	29	—	—		29
Preferred stock option liability	—	312	(312)	H	—
Liability for employees rights upon retirement	—	36	—		36
Total current liabilities	15,837	1,675	2,684		20,196
Commitments and contingencies
Redeemable convertible preferred stock	—	400	(400)	A	—
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	4	326	2	D	10
			(326)	A
			4	B
Additional paid-in capital	61,613	26,501	19,217	C	119,404
			11,056	D
			(28,430)	A
			2,561	E
			312	H
			26,574	B
Accumulated deficit	(74,168)	(28,756)	28,756	A	(115,738)
			400	A
			(3,075)	E
			(26,578)	B
			(969)	E
			(2,561)	E
			(8,787)	D
Total stockholders’ equity (deficit)	(12,551)	(1,929)	18,156		3,676
Total liabilities and stockholders’ equity (deficit)	$3,286	$146	$20,440		$23,872

Unaudited Pro Forma Condensed Combined Statements of Operations
Three Months Ended March 31, 2020
(Unaudited)

	Historical 9 Meters	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Operating expenses:
Research and development	$2,599	$344	$26,578	B	$29,521
General and administrative	1,670	780	(146)	G	2,304
Warrant inducement expense	691	—	8,787	D	9,478
Total operating expenses	4,960	1,124	35,219		41,303

Loss from operations	(4,960)	(1,124)	(35,219)		(41,303)

Other income (expense):
Interest income	$13	$1	$—		$14
Interest expense	(573)	—	—		(573)
Loss on extinguishment of convertible note payable	—	—	—		—
Change in fair value of preferred stock option liability	—	41	—		41
Change in fair value of derivative liability and extinguishment of derivative liability	338	—	—		338
Change in fair value of warrant liabilities	1,579	14	(1,593)	D	—
Total other income (expense), net	1,357	56	(1,593)		(180)

Net loss	(3,603)	(1,068)	(36,812)		(41,483)
Accretion of redeemable convertible preferred shares	—	—	—		—
Net loss attributable to ordinary shareholders	$(3,603)	$(1,068)	$(36,812)		$(41,483)
Net loss per common share, basic and diluted	$(0.09)		$(0.74)		$(0.45)
Weighted-average common shares, basic and diluted	41,162,296		49,540,479		91,253,224

Unaudited Pro Forma Condensed Combined Balance Sheets
December 31, 2019
(Unaudited)

	Historical 9 Meters	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Assets
Current assets:
Cash and cash equivalents	$4,593	$28	$19,217	C	$25,061
			1,223	D
Restricted deposit	75	—	—		75
Prepaid expenses and other current assets	555	46			601
Total current assets	5,223	74	20,440		25,737
Property and equipment, net	25	43	—		68
Right-of-use asset	43	—	—		43
Other assets	6	—	—		6
Total assets	$5,297	$117	$20,440		$25,854
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,890	$217	—		4,107
Accrued expenses	4,747	610	969	E	9,547
			3,075	E
			146	F
Convertible note payable, net	3,185	—	—		3,185
Derivative liability	408	—	—		408
Warrant liabilities	2,638	505	—		3,143
Liability for employees rights upon retirement	—	36	—		36
Lease liability, current portion	43	—	—		43
Accrued interest	—	—	—		—
Total current liabilities	14,911	1,368	4,190		20,469
Commitments and contingencies
Redeemable convertible preferred stock	$—	$26,437	$(26,437)	A	$—
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	4	—	4	B	8
Additional paid-in capital	60,947	—	19,217	C	118,563
			10,010	D
			(746)	A
			2,561	E
			26,574	B
Accumulated deficit	(70,565)	(27,688)	(146)	F	(113,186)
			(3,075)	E
			(8,787)	D
			27,183	A
			(2,561)	E
			(969)	E
			(26,578)	B
Total stockholders’ equity (deficit)	(9,614)	(27,688)	42,687		5,385
Total liabilities and stockholders’ equity (deficit)	$5,297	$117	$20,440		$25,854

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2019
(Unaudited)

	Historical 9 Meters	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Operating expenses:
Research and development	$13,716	$1,154	$26,578	B	$41,448
General and administrative	10,567	1,697	(366)	G	11,898
Warrant inducement expense	1,266	—	8,787	D	10,053
Total operating expenses	25,549	2,851	34,999		63,399

Loss from operations	(25,549)	(2,851)	(34,999)		(63,399)

Other income (expense):
Interest income	185	—	—		185
Interest expense	(1,825)	(12)	—		(1,837)
Loss on extinguishment of convertible note payable	(1,049)	—	—		(1,049)
Change in fair value of derivative liability and extinguishment of derivative liability	1,243	—	—		1,243
Change in fair value of warrant liabilities	(54)	148	(94)	D	—
Total other income (expense), net	(1,500)	136	(94)		(1,458)

Net loss	(27,049)	(2,715)	(35,093)		(64,857)
Accretion of redeemable convertible preferred shares	—	(9,781)	9,781	A	—
Net loss attributable to ordinary shareholders	$(27,049)	$(12,496)	$(25,312)		$(64,857)
Net loss per common share, basic and diluted	$(0.66)		$(0.60)		$(0.78)
Weighted-average common shares, basic and diluted	41,162,296		42,119,987		83,419,519

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation
Description of Transaction
On October 6, 2019, 9 Meters Biopharma, Inc. (formerly, Innovate Biopharmaceuticals, Inc.) (the "Company") entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD, in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement (collectively, the "RDD Merger Agreement"). On April 30, 2020, the RDD Merger was consummated in accordance with the terms of the RDD Merger Agreement and all outstanding ordinary shares of RDD, nominal value of NIS 0.01 each, were converted into the right to receive shares of validly issued, fully paid and non-assessable shares of the Company's common stock. Additionally, each outstanding RDD stock option was converted into and became an option exercisable for the Company's common stock with the number and exercise price adjusted to be consistent with the merger consideration. Each outstanding RDD warrant was exercised or cancelled prior to the effective time of the RDD Merger. In connection with the RDD Merger, the Company changed its name to 9 Meters Biopharma, Inc.
On April 29, 2020, the Company entered into a securities purchase agreement with various investors (the “Private Placement”) pursuant to which the Company agreed to issue and sell to the investors units consisting of one share of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and one five-year warrant (the "Warrants") to purchase one share of Series A Preferred stock (the "Units"). On May 4, 2020, the Company closed the Private Placement with accredited investors pursuant to which the Company sold an aggregate of (i) 382,779 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into 38,277,900 shares of common stock, and (ii) five-year warrants to purchase up to 382,779 shares of Series A Preferred Stock, which are convertible into 38,277,900 shares of common stock (the “Financing”). The exercise price of the warrants is $58.94 per share of Series A Preferred Stock, subject to adjustments as provided under the terms of the warrants. In addition, broker warrants covering 8,112 Units and broker warrants covering 10,899 shares of Series A Preferred Stock, which are convertible into 2,712,300 shares of common stock, were issued in connection with the Financing. Gross proceeds from the Financing were approximately $22.6 million with net proceeds of approximately $19.2 million after deducting commissions and estimated offering costs.
The Financing diluted the Company’s stockholders and former RDD shareholders pro rata as the result of the issuance of additional Company shares. As of June 8, 2020, after giving effect to the Offer to Amend and Exercise, closing of the RDD Merger and the Financing, there were 96,251,342 shares of common stock outstanding and 382,779 shares of Series A Preferred Stock outstanding, which will be convertible into 38,277,900 shares of common stock. An aggregate of 10% of the shares of common stock issued to RDD was placed in escrow in accordance with an escrow agreement for a period of six months. The Series A Preferred Stock is not included in the calculation of diluted loss per share because the impact would be anti-dilutive.
On April 29, 2019 the Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”). On May 1, 2019, 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrant, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).

On February 12, 2020, the Company offered to amend outstanding warrants, including the Short-Term Warrants, to (i) shorten the exercise period to expire concurrently with the closing of the RDD Merger on April 30, 2020 and (ii) reduce the exercise price to $0.10 per share (the “Offer to Amend and Exercise”). On April 29, 2020, pursuant to the Offer to Amend and Exercise, warrants to purchase an aggregate of 12,230,418 shares of common stock were tendered, amended and exercised for aggregate gross proceeds of approximately $1.2 million. The total warrants exercised represent approximately 99% of the Company’s outstanding Original Warrants.
Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The unaudited pro forma condensed combined balance sheets as of December 31, 2019 and March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the RDD Merger took place on December 31, 2019 and combines the historical balance sheets of the Company and RDD as of December 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 assumes that the RDD Merger took place as of January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the RDD Merger took place on March 31, 2020 and combines the historical balance sheets of the Company and RDD as of March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 assumes that the RDD Merger took place on January 1, 2020 and combines the historical results of the Company and RDD. All amounts other than share or per share amounts are presented in thousands.

The RDD Merger is being accounted for as an asset acquisition under US GAAP. For the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price, further described in Note 2—Preliminary Purchase Price to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the RDD Merger are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. The final determination of these estimated fair values was based on the actual net tangible and intangible assets of RDD that existed as of April 30, 2020, the date of completion of the RDD Merger.

To the extent there are significant changes to the business following completion of the RDD Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the RDD Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2.	Preliminary Purchase Price
The preliminary estimated purchase price of the merger is $26.6 million using the Company’s share price for its common stock and its common shares outstanding as of the close of business on April 30, 2020. The estimated fair value of the net liability acquired is $1.2 million.

Management of the Company has concluded the RDD Merger is a business combination and will apply the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of RDD based on their estimated fair values at the time of the RDD Merger closing. The excess of the purchase price over the fair value of assets acquired and liabilities assumed will be expensed as in-process research and development. To the extent the actual purchase price varies from the estimated purchase price used in these unaudited pro forma condensed combined financial statements, the impact will be an increase in in-process research and development.

The preliminary allocation of the estimated total purchase price of the RDD Merger is as follows (in thousands):

Fair value of RDD net liabilities	$(1,217)
In-process research and development expense	27,795
Total purchase consideration	$26,578

The preliminary estimated fair values of the acquired assets and assumed liabilities of RDD as of March 31, 2020 is as follows (in thousands):

Net tangible liabilities	$(1,217)
Estimated fair value of net liabilities acquired	$(1,217)

Assuming the RDD Merger occurred on March 31, 2020, the purchase price allocation reflects net tangible liabilities. As such, the Company did not acquire any substantive amount of cash or net tangible assets upon consummation of the RDD Merger. The final determination of the purchase price allocation is based on the fair values of the assets acquired and liabilities assumed as of the RDD Merger closing date.

3.	Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of RDD to reflect the preliminary estimate of their fair values, and to reflect the impact on the balance sheets and statements of operations of the RDD Merger as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To reflect the elimination of RDD’s historical stockholders’ equity balances, including accumulated deficit and the conversion of RDD’s redeemable convertible preferred stock.

B.
To reflect the issuance of Company shares to existing shareholders of RDD and acquisition of new drug compounds associated with assets acquired that have not achieved regulatory approval and have no alternative future use without significant future development. These amounts are expensed as in-process research and development expense.

C.	To reflect minimum of $19.2 million in net cash proceeds received and equity issued upon the close of the Financing.

D.	To reflect the conversion of the Company’s warrants (including inducement costs) for the three months ended March 31, 2020 and the year ended December 31, 2019.

E.
To record $6.6 million of estimated transaction costs that were not incurred as of March 31, 2020 or December 31, 2019. These costs include approximately $1.0 million of severance liabilities in relation to termination of the Company's employees upon consummation of the RDD Merger and $2.6 million in non-cash stock compensation expense in relation to acceleration of employee and board options upon consummation of the RDD Merger. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to have a continuing effect on the operating results of the Company.

F.	To record transaction costs that were not incurred as of December 31, 2019.

G.	To eliminate non-recurring transaction costs incurred during the three months ended March 31, 2020 and the year ended December 31, 2019.

H.	To reflect the conversion of stock options for RDD preferred shares to stock options of the Company as of the RDD Merger date.